EXHIBIT 99.1

HepaLife™ Completes $4.5 Million Private Placement

Boston, MA – May 28, 2008 - HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625) developing the first-of-its-kind bioartificial liver device intended for the treatment of liver failure, announced today that the Company has completed a Private Placement of its securities consisting of shares and warrants to institutional and accredited investors for aggregate gross proceeds of approximately $4,530,000. Palladium Capital Advisors, LLC, a FINRA/SIPC member firm, acted as placement agent.

The Private Placement consisted of 10,660,705 units, each unit consisting of one share of the Company’s common stock and one two-year stock purchase warrant to purchase an additional share of stock at a price of $0.55 per share (Series C Warrants). The unit price was $0.425.

The Company intends to use net proceeds from the Private Placement for general corporate purposes. To the extent that the warrants are exercised, HepaLife could receive an additional maximum amount of approximately $5,863,000, the proceeds of which, if any, will be used for working capital purposes.

In connection with the private placement, Palladium Capital Advisors, LLC, was due a sales commission equal to $90,828 or two (2%) percent of the gross proceeds, which commission the firm has elected to receive in the form of 213,713 Units.

Simultaneously with the completion of the Private Placement, the Company and Mr. Harmel S. Rayat, the Company’s Chief Financial Officer, Director and Controlling Shareholder, entered into an agreement pursuant to which Mr. Rayat has converted the entire outstanding principal amount ($877,800) of his loan to the Company into an aggregate of 2,065,412 Units, each Unit consisting of one share of the Company’s common stock and one Series C Warrant, at a conversion price of $0.425 per Unit. Mr. Rayat has further agreed to accept $150,000 in full payment and satisfaction of the accrued and unpaid interest on the Loan in the amount of $249,945. The securities issued to Mr. Rayat are “restricted securities.”

“We are grateful to the Palladium Capital Advisors for their investment banking services,” stated Mr. Frank Menzler, President and CEO of HepaLife. “The additional capital provided by this financing, as well as our strengthened financial position as a result of Mr. Rayat’s conversion of his loan and reduction of the unpaid interest, will enable us to aggressively pursue the continued research and development of our flagship technology, the first-of-its-kind artificial liver device.”

Intended for the treatment of liver failure, the HepaLife™ Bioartificial Liver device consists of three basic components: (1) a plasma filter, separating the patient’s blood into blood plasma and blood cells; (2) the bioreactor, a unit filled with the patented PICM-19 liver stem cell line which biologically mimics the liver’s function; and (3), the HepaDrive™, a perfusion system for pumping the patient's plasma through the bioreactor while controlling gas supply and temperature for best possible performance of the cells.

ABOUT PALLADIUM CAPITAL ADVISORS, LLC

Palladium Capital Advisors, LLC, is a leading investment bank and brokerage firm dedicated to providing premier investment banking services to emerging growth companies and raising assets for top-tier hedge funds. The firm’s banking professionals each have, on average, more than 20 years of experience, and specialize in Private Investments in Public Equity (“PIPEs”), reverse mergers, public and private mergers and acquisitions, and corporate recapitalizations and restructurings, among other services.

ABOUT HEPALIFE TECHNOLOGIES, INC.
Based in Boston, Massachusetts, HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625) is a developer of cell-based medical technologies addressing prevalent human health concerns.

Current cell-based technologies under development by HepaLife include 1) the first-of-its-kind artificial liver device, 2) proprietary in-vitro toxicology and pre-clinical drug testing platforms, and 3) novel cell-culture based vaccine production methods for the manufacture of vaccines against H5N1 avian influenza and other viruses.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our on going research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that HepaLife will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330.  The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company makes no commitment to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.